AGREEMENT OF LEASE

                                    BETWEEN

                            LEE PARK INVESTORS, L.P.

                                  AS LANDLORD

                                      AND

                                 CRW FINANCIAL

                                   AS TENANT

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                                 OFFICE LEASE

        LEASE made this 1st day of July, 1996 by and between Lee Park Investors, L.P. (hereinafter called "Landlord"), and CRW Financial a Delaware Corporation (hereinafter called "Tenant").

                               WITNESSETH, THAT:

        1. DEMISED PREMISES. Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant and Tenant accepts from Landlord, the space consisting 3,527 rentable square feet on the _______ floor known as Suite ______ (hereinafter referred to as the "Demised Premises") of the building known as Lee Park located at 1100 East Hector Street in Conshohocken, Pennsylvania (hereinafter referred to as the "Building"), and more particularly described by the cross-hatched area on the floor plans annexed herein as Exhibit "A", to be used by Tenant for the purpose of Office Space and for no other purpose.

        2. TERM. Tenant shall use and occupy Demised Premises for a term of Five (5) years and Zero (0) months, commencing on the 15th day of July, 1996 and ending on the Thirtieth day of June 2001 unless sooner terminated as herein provided.

3. MINIMUM RENT.

        (a) See Rent Rider attached. The first installment to be payable on the execution of this Lease and subsequent installments to be payable on the first day of each successive month of term hereof following the first month of such terms.

        (b) If the term of this Lease begins on a day other than the first day of a month, rent from such day until the first day of the following month shall be prorated at the rate of one-thirtieth of the fixed monthly rental for each day of the first full calendar month of the term hereof (and, in such event, the installment of rent paid at execution hereof shall be applied to the rent due for the first full calendar month of the term hereof).

        (c) All rent and other sums due to Landlord hereunder shall be payable to Lee Park Investors, L.P. and mailed to the office of Landlord at P.O. Box 13700, Philadelphia, Pennsylvania, 19191-1062, or to such other party or at such other address as Landlord may designate, from time to time, by written notice to Tenant, without demand and without deduction, set-off or counterclaim (except to the extent demand or notice shall be expressly provided for herein).

        (d) If Landlord, at any time or times, shall accept said rent or any other sum due to it hereunder after the same, shall become due and payable such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as, a waiver of any of Landlord's rights hereunder.


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        4. ESCALATION IN TAXES, OPERATING COSTS, COSTS OF LIVING: COST OF
ELECTRICITY.

        (A) Definitions. As used in this Section 4, the following terms shall be defined as hereinafter set forth.

        (i) "Taxes" shall mean all real estate taxes and assessments, general and special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building or with respect to the ownership thereof and the parcel of land appurtenant thereto. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution in whole or in part, for (or in lieu of) any tax which would otherwise be included within the defined herein.

        (ii) "Base Year Operating Expenses" shall be the lower of $3.24 per square foot or 1996 operating expense per square foot.

        (iii) "Tenant's Fraction" shall be a fraction, the numerator of which is the Demised Rentable Square Feet and the denominator of which is the Rentable Square Feet in the Building.

[3,527/420,000]

        (iv) (a) "Operating Expenses" shall mean except as hereinafter limited, Landlord's actual out-of-pocket expenses in respect of the operation, maintenance and management of the Building (after deducting any reimbursement, discount, credit, reduction or other allowance received by Landlord) and shall include, without limitation: (1) wages and salaries (and taxes imposed upon employers with respect to such employed by Landlord for rendering service in the normal operation, cleaning, maintenance, and repair of the Building: (2) contract costs of contractors hired for the operation, maintenance and repair of the Building; (3) the cost of steam, electricity, water and sewer and other utilities (except for electricity, which is separately charged by Landlord as herein provided) chargeable to the operation and maintenance of the Building;
(4) cost of insurance for the Building including fire and extended coverage, elevator, boiler, sprinkler leakage, water damage, public liability and property damage, plate glass, and rent protection, but excluding any charge for increased premiums due to acts or omissions of other occupants of the Building or because of extra risk which are reimbursed to Landlord by such other occupants; (5) supplies; (6) legal and accounting expenses; (7) real estate taxes; and (8) management expense;

The term "Operating Expenses" shall not include: (1) the cost of redecorating or repairing not provided on a regular basis to tenants of the Building; (2) the cost of any repair or replacement item which, by standard accounting practice, should be capitalized; (3) any charge for depreciation, interest or rents paid or incurred by Landlord; (4) any charge for Landlord's income tax, excess profit taxes, franchise taxes or similar taxes on Landlord's business; (5) commissions.

        (b) In determining Operating expenses for any year, if less than ninety-five percent (95%) of the Building rentable area shall have been occupied by tenants at any time during such year, Operating Expenses shall be deemed for such year to be an amount equal to the like expenses which Landlord reasonably determines would normally be incurred had such occupancy been ninety-five percent (95%) throughout such year.

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        (c) If, after the Base Year for Operating Expenses, Landlord shall eliminate any component of Operating Expenses, as a result of the introduction of a labor saving device or other capital improvement, the corresponding item of Operating Expenses shall be deducted from the Operating Expenses expended by Landlord in said Base Year for purposes of calculating Tenant's Proportionate Share of any increased Operating Expenses.

     (vi) "Demised Rentable Square Feet" shall mean 3,527 square feet.

     (vii) "Rentable square feet in the Building" shall mean 420,000 square feet.

  (B) Escalation of Operating Expenses.

        (i) For and with respect to each calendar year of the term of this Lease (and any renewals or extensions thereof) subsequent to the Base Year for Operating Expenses, there shall accrue, as additional rent, an amount equal to the product obtained by multiplying the Tenant's Fraction by the amount of the increase, if any, of Operating Expenses for such year over the Base Year Operating Expenses (appropriately prorated for any partial calendar year included within the beginning and of the term).

        (ii) Landlord shall furnish to Tenant as soon as reasonably possible after the beginning of each calendar year of the term hereof subsequent to the Base Year for Operating Expenses;

              (a) A statement (the "Expense Statement") setting forth (1) Operating Expenses for the previous calendar year, and (2) Tenant's Fraction of the Operating Expenses for the previous calendar year; and

              (b) A statement of Landlord's good faith estimate of Operating Expenses, and the amount of Tenant's Fraction thereof (the "Estimated Share"), for the current calendar year.

        (iii) Beginning with the next installment of minimum rent due after delivery of the foregoing statements to Tenant, Tenant shall pay to Landlord, on account of its share of Operating Expenses (or Landlord shall pay to Tenant, if the following quantity is negative):

             (a) One-twelfth of the Estimated Share multiplied by the number of full or partial calendar months elapsed during the current calendar year up to and including the month payment is made, plus any amounts due from Tenant to Landlord on account of Operating Expenses for prior periods of time, less:

             (b) The amount, if any, by which the aggregate of payments made by Tenant on account of Operating Expenses for the previous calendar year exceed those actually due as specified in the Expense Statement.

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         (iv) On the first day of each succeeding month up to the time Tenant shall receive a new Expense Statement and statement of Tenant's Estimated Share, Tenant shall pay to Landlord, on account of its share of Operating Expenses, one-twelfth of the then current Estimated Share. Any payment due from Tenant to Landlord, or any refund due from Landlord to Tenant, on account of Operating Expenses not yet determined as of the expiration of the term hereof shall be made within twenty (20) days after submission to Tenant of the next Expense Statement.

        6. UTILITIES SEPARATELY CHARGED TO DEMISED PREMISES. Tenant shall be responsible for all utilities (including gas and electric) which are consumed within the Demised Premises. If a separate meter is installed, Tenant shall pay for the consumption of such utilities based on its metered usage. If no meter is installed, Tenant shall pay a pro-rata share of any utility charges covering the Demised Premises and other areas of the Building which pro-rata share shall be based on the percentage which the Demised Rentable Square Feet bears to the square footage of the areas of the Building serviced by such utility. Utility bills shall be paid by Tenant within ten (10) days after the receipt and non-payment or late payment of such bills shall be considered a default under this Lease.


        7. SERVICES. Landlord agrees that it shall:

        (a) Provide passenger elevator service to the Demised Premises during all days with one (1) elevator subject to call at all other times. Tenant and its employees and agents shall have access to the Demised Premises at all times, subject to compliance with such security measures as shall be in effect for the Building.

        (b) Provide water for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord; and

        (c) Furnish the Demised Premises with electric for heating, hot and chilled water and air-conditioning. Tenant shall not install or operate in the Demised Premises any electrically operated equipment or other machinery, other than typewriters, adding machine and other machinery and equipment normally used in modern offices, or any plumbing fixtures, without first obtaining the prior written consent of the Landlord. Landlord may condition such consent upon the payment by Tenant of additional rent as compensation for the additional consumption of water and/or electricity occasioned by the operation of said equipment, fixtures, or machinery.

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


Tenant, at Tenant's sole expense, shall be responsible for the installation, maintenance, and use of any equipment or any kind or nature whatsoever which would or might necessitate any changes, replacements, or additions to the water system, plumbing system, heating system, air-conditioning system, or the electrical system servicing the Demised Premises or any other portion of the Building without the prior written consent of the Landlord, and in the event such consent is granted, such replacement, changes or additions shall be paid for by Tenant. It is understood that Landlord does not warrant that any of the services referred to in this Section 7 will be free from interruption from causes beyond the reasonable control of Landlord. No interruption of service shall ever be deemed an eviction or disturbance of Tenant's use and possession of the Demised Premises or any part thereof or render Landlord liable to Tenant for damages by abatement or rent or otherwise relieve Tenant from performance of Tenant's obligations under this Lease, unless Landlord, after reasonable notice, shall willfully and without cause fail or refuse to take action within its control.

        7. CARE OF DEMISED PREMISES. Tenant agrees, on behalf of itself, its employees and agents, that it shall:

        (a) Comply at all times with any and all federal, state and local statutes, regulations, ordinances, and other requirements of any of the constituted public authorities relating to its use and occupancy of the Demised Premises.

        (b) Give Landlord access to the Demised Premises at all reasonable times, without charge or diminution of rent, to enable Landlord (i) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem advisable for the preservation of the integrity, safety and good order of the Building or any part thereof; and (ii) upon reasonable notice, to show the Demised Premises to prospective mortgagees and purchasers and. during the six (6) months prior to expiration of the term, to prospective tenants;

        (c) Keep the Demised Premises in good order and condition and replace all glass broken by Tenant, its agents, employees or invitees with glass of the same quality as that broken, except for glass broken by fire and extended coverage type risks, and commit no waste in the Demised Premises;

        (d) Upon the termination of this Lease in any manner whatsoever, remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition at the inception of the term of this Lease or as the same hereafter may be improved by Landlord or Tenant, reasonable use and wear thereof, damage from fire and extended coverage type risks, and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant;

        (e) Not place signs on the Demised Premises except on doors and then only of a type and with lettering and text approved by Landlord. Identification of Tenant and Tenant's location shall be provided in a directory in the Building Lobby;

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        (f) Not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises or the Building or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increase or extra premium). Tenant shall maintain at its own sole cost adequate insurance coverage for all of its equipment, furniture, supplies and fixtures and provide Landlord with certificates evidencing such coverage;

        (g) Not make any alteration of or addition to the Demised Premises without the prior written approval of Landlord (except for work of a decorative nature);

        (h) Not install or authorize the installation of any coin operated vending machine, except for the dispensing of cigarettes, coffee, and similar items to the employees of Tenant for consumption upon the Demised Premises; and

        (i) Observe the rules and regulations annexed hereto as Exhibit "C", as the same may from time to time be amended by Landlord for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building.

        8. SUBLETTING AND ASSIGNING. Tenant shall not assign this Lease or sublet all or any portion of the Demised Premises without first obtaining Landlord's prior written consent thereto. If such consent is given, it will not release Tenant from its obligations hereunder and which will not be deemed a consent to any further subletting or assignment. If Landlord consents to any such subletting or assignment, it shall nevertheless be a condition to the effectiveness thereof that a fully executed copy of the sublease or assignment be furnished to Landlord and that any assignee assume in writing all obligations of Tenant hereunder. Tenant shall not mortgage or encumber this Lease.

        9. DELAY IN POSSESSION. If Landlord shall be unable to deliver possession of the Demised Premises to Tenant on the date specified for commencement of the term hereof because of the holding over or retention of possession of any tenant or occupant, or if any repairs, improvements or decoration of the Demised Premises are not completed, or for any other reason. Landlord shall not be subject to any liability to Tenant. Under such circumstances, the rent reserved and covenanted to be paid herein shall not commence until possession of Demised Premises is given or until Landlord shall give written notice to Tenant that the Demised Premises are available for occupancy by Tenant, whichever shall first occur, and no such failure to give possession shall in any other respect affect the validity of this Lease or any obligation to extend the term of this Lease.

        10. FIRE OR CASUALTY. In case of damage to the Demised Premises or the Building by fire or other casualty, Tenant shall give immediate notice thereof to Landlord. Landlord shall thereupon cause the damage to be repaired with reasonable speed, subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord. To the extent and for the time that the Demised Premises are thereby rendered untenantable, the rent shall proportionately abate.


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In the event the damage shall be so extensive that Landlord shall decide not to repair or rebuild, or if any mortgagee, having the right to do so shall direct that the insurance proceeds are to be applied to reduce the mortgage debt rather than to the repair of such damage, this Lease shall, at the option of Landlord, exercisable by written notice to Tenant given within thirty (30) days after Landlord is notified of the casualty, be terminated as of a date specified in such notice (which shall not be more than ninety (90) days thereafter), and the rent (taking into account any abatement as aforesaid) shall be adjusted to the termination date. Thereafter, Tenant shall promptly vacate the Demised Premises.

        11. LIABILITY. Tenant agrees that Landlord and its building manager and their officers, employees and agents shall not be liable to Tenant, and Tenant hereby releases said parties, for any personal injury or damage to or loss of personal property in the Demised Premise from any cause whatsoever unless such damage, loss or injury is the result of the willful and gross negligence of Landlord, its building manager, or their officers, employees or agents, and Landlord and its building manager and their officers or employees shall not be liable to Tenant for any such damage or loss whether or not the result of their willful and gross negligence to the extent Tenant is compensated therefor by Tenant's insurance. Tenant shall and does hereby indemnify and hold Landlord harmless of and from all loss or liability incurred by Landlord in connection with any failure of Tenant to fully perform its obligations under this Lease and in connection with any personal injury or damage of any type or nature occurring in or resulting out of Tenant's use of the Demised Premises, unless due to Landlord's fault.

        12. EMINENT DOMAIN. If the whole or a substantial part of the Building shall be taken or condemned for a public or quasi-public use under a statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase; and all right of the Tenant to damages therefore are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condemning authority, this Lease shall cease and terminate with rent adjusted to such date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

      13. INSOLVENCY.

        (a) The appointment of a receiver or trustee to take possession of all or a portion of the assets of Tenant, or (b) an assignment by Tenant for the benefit of creditors, or (c) the institution by or against Tenant of any proceedings for bankruptcy or reorganization under any state or federal law (unless in the case of involuntary proceedings, the same shall be dismissed within thirty (30) days after institution), or (d) any execution issued against Tenant which is not stayed or discharged within fifteen (15) days after issuance of any execution sale of the assets of Tenant, shall constitute a breach of this Lease by Tenant. Landlord in the event of such a breach, shall have, without need of further notice, the rights enumerated in Section 14 herein.

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      14. DEFAULT.

        (a) If Tenant shall fail to pay rent or any other sum payable to Landlord hereunder when due, or if Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease within fifteen (15) days (or such longer period as is reasonably required to correct any such default, provided Tenant promptly commences and diligently continues to effectuate a cure, but in any event within thirty (30) days after written notice thereof by Landlord), or if any of the events specified in Section 13 occur, or if Tenant vacates or abandons the Demised Premises during the term hereof or removes or manifests an intention to remove any of Tenant's goods or property therefrom other than in the ordinary and usual course of Tenant's business, then and in any of said cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter:

        (i) upon three (3) days notice to Tenant, declare to be immediately due and payable, the rent and other charges herein reserved for the balance of the term of this Lease (taken without regard to any early termination of said term on account of default), a sum equal to the Accelerated Rent Component (as hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided; and/or

        (ii) whether or not Landlord has elected to recover the Accelerated Rent Component, terminate this Lease on at least five (5) days notice to Tenant and, on the date specified in said notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord in the condition elsewhere herein required and Tenant shall remain liable to Landlord as hereinafter provided.

    (b) For purposes herein, the Accelerated Rent Component shall mean the aggregate of:

        (i) all rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

        (ii) the minimum rent reserved for the then entire unexpired balance of the term of this Lease (taken without regard to any early termination of the term by virtue of any default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component; and

        (iii) Landlord's good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall not be capable to precise determination as aforesaid (and for such purposes no estimate of any component of the additional rent to accrue pursuant to the provisions of Section 4 hereof shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the default).

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        (c) In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Landlord may without further notice, enter upon and repossess the Demised Premises, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove
Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Demised Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such terms (which may include concessions of free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Demised Premises to be decorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. No reletting shall be deemed a surrender and acceptance of the Demised Premises.

        (d) Tenant shall, with respect to all periods of time up to and including the expiration of the term of this Lease (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord as follows:

            (i) In the event of termination of this Lease on account of Tenant's default or breach, Tenant shall remain liable to Landlord for damages equal to the rent and other charges payable under this Lease by Tenant as if this Lease were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including without limitation all repossession costs, brokerage and management commission, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting) and to the extent such damages shall not have been recovered by Landlord by virtue of payment by Tenant of the Accelerated Rent Component (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), such damages shall be payable to Landlord monthly upon presentation to Tenant of a bill for the amount due.

            (ii) In the event and so long as this Lease shall not have been terminated after default or breach by Tenant, the rent and all other charges payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Rent Component paid by Tenant to Landlord, and any amount due to Landlord shall be payable monthly upon presentation to Tenant of a bill for the amount due.

        (e) In the event Landlord shall, after default or breach by Tenant, recover the Accelerated Rent Component from Tenant and it shall be determined at the expiration of the term of this Lease (taken without regard to early termination for default) that a credit is due Tenant because the net proceeds of reletting, as aforesaid, plus amounts paid to Landlord by Tenant exceed the aggregate of rent and other charges accrued in favor of Landlord to the end of said term, Landlord shall refund such excess to Tenant, without interest, promptly after such determination.

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        (f) Landlord shall in no event be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon a reletting.

        (g) As an additional and cumulative remedy of Landlord in the event of termination of this Lease by Landlord following any breach or default by Tenant, Landlord, at its option, shall be entitled to recover damages for such breach in an amount equal to the Accelerated Rent Component (determined from and after the date of Landlord's election under this subsection (g) less the fair rental value of the Demised Premises for the remainder of the term of this Lease (taken without regard to the early termination) and such damages shall be payable by Tenant upon demand. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as damages incident to a termination of this Lease, in any bankruptcy reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect with such damages are to be proved.

        (h) In the event of any default occurrence by which Landlord shall have the rights and remedies specified in this Section 15:

               (i) Tenant hereby authorizes and empowers any prothonotary or attorney of any court of record to appear for Tenant and to Confess Judgment against Tenant (whether by Complaint to Confess Judgment or otherwise) in favor of Landlord for any amount due to Landlord hereunder (including without limitation the Accelerated Rent Component), together with interest and costs and an attorney's commission of five percent (5%) of the amount due;

               (ii) For the purpose of obtaining possession of the Demised Premises, Tenant hereby authorizes and empowers any prothonotary or attorney of any court of record to appear for Tenant and to file in any court an agreement for entering an amicable action and judgment in ejectment for recovery of possession, and/or to confess judgment for possession against Tenant and those claiming by, through or under Tenant in favor of Landlord by Complaint to Confess Judgment or otherwise, and Tenant agrees that upon such entry or judgment a writ of possession for the Demised Premises may forthwith issue; and

        (i) Tenant hereby waives all errors and defect of a procedural nature in any proceedings brought against it by Landlord under this Lease. Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, as amended, and agrees that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

        (j) If rent or any other sum due from Tenant to Landlord shall be over due for more than five (5) days after notice from Landlord, it shall thereafter bear interest at the rate of twenty percent (20%) per annum (or, if lower, the highest legal rate) until paid.

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        15. SUBORDINATION. This lease is and shall be subject and subordinate to all the terms and conditions of all underlying mortgages and to all ground or underlying leases of the entire Building which may now or hereafter be secured upon the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination, Tenant shall execute, within fifteen (15) days after request, any certificate that Landlord may reasonably require acknowledging such subordination. Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case this Lease shall continue in full force and effect at the option of the party holding the superior lien, and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment.

        16. NOTICES. All bills, statements, notices or communications which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and either delivered to an officer of Tenant or sent by registered or certified mail addressed to Tenant at the Building, and the time of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or deposited in the mail, as the case may be. Any notice by Tenant to Landlord must be served by registered, certified mail or overnight delivery addressed to Landlord at the address where the last previous rental hereunder was payable, or in the case of subsequent change upon notice given, to the latest address furnished.

        17. HOLDING-OVER Should Tenant continue to occupy the Demised Premises after expiration of the term of this Lease or any renewal or renewals thereof, or after a forfeiture incurred, such tenancy shall (without limitation of any of Landlord's rights or remedies therefor) be one at sufferance from month to month at a minimum monthly rental equal to twice the rent payable for the last month of the term of this Lease.

        18. MISCELLANEOUS.

        (a) Tenant represents and warrants that it has not employed any broker or agent as its representative in the negotiation for or the obtaining of this Lease other than Tom Coyne of Fidelity Commercial, Two Logan Square, 19th Floor, Philadelphia, PA 19103, and agrees to indemnify and hold Landlord harmless from any and all cost or liability for compensation claimed by any broker or agent with whom it has dealt.

        (b) The word "Tenant" as used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. This Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Landlord. Subject to the foregoing limitation, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its heirs, legal representatives, successors and assigns.

         (c) The term "Landlord" as used in this Lease means the fee owner of the Building or, if different, the party holding and exercising the right, as against all others (except space Tenants of the Building) to possession of the entire Building. Landlord above-named represents that it is the holder of such rights as of the date of execution hereof. In the event of the voluntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue (and, as to any unapplied portion of Tenant's security deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to such successor-in-interest for the performance of the covenants and obligations of the Landlord hereunder (either in terms of ownership or possessory rights). The successor-in-interest shall not (i) be liable for any previous act or omission of a prior landlord; (ii) be subject to any rental offsets or defenses against a prior landlord; (iii) be bound by any amendment of the Lease made without its written consent, or by payment by Tenant of rent in advance in excess of one (1) month's rent; or (iv) be liable for any security not actually received by it. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord. Notwithstanding anything to the contrary contained in this Lease, and liability of Landlord, its agents, partners or employees, arising out of or in respect of this Lease, the Demised Premises or the Building, and if Landlord shall default in the performance of Landlord's obligation under this Lease or otherwise Tenant shall look solely to the equity of Landlord in its interest in the Building.


         (d) Tenant agrees to execute a memorandum of this Lease in the form submitted by Landlord, which may be recorded by Landlord. Tenant also agrees to execute any assignment of this Lease by Landlord, evidencing its consent to such assignment.

         20. LANDLORD IMPROVEMENT. Landlord shall, in a good and workmanlike manner, cause the Demised Premises to be completed in accordance with the plans approved by Landlord and Tenant pursuant to Exhibit "B" hereof, reserving the right to: (a) make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available; (b) make changes necessitated or by conditions met during the course of construction, provided that Tenant's approval of any substantial change
(and any reduction of cost incident thereto) shall first be obtained (which approval shall not be reasonably withheld so long as there shall be general conformity with said working drawings).

         21. WAIVER OF SUBROGATION. Each party hereto hereby waives any and every claim which arises or which may arise in its favor and against the other party hereto during the term of this Lease, or any extension or renewal thereof, for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Building, to the extent that such loss or damage is recovered under an insurance policy or policies and to the extent such policy or policies contain provisions permitting such waivers of claims. Each party agrees to request its insurers to issue policies containing such provisions and if any extra premium is payable therefor, the party which would benefit from the provision shall have the option to pay such additional premium in order to obtain such benefit.

        22. RENT TAX. If, during the term of this Lease or any renewal or extension thereof; any tax is imposed upon the privilege of renting or occupying the Demised Premises or upon the amount of rentals collected therefor, Tenant will pay each month, as additional rent, a sum equal to such tax or charge that is imposed for such month, but nothing herein shall be taken to require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord.

        23. PRIOR AGREEMENT, AMENDMENTS. Neither party hereto has made any representations or promises except as contained herein or in some further writing signed by the party making such representation or promise. No other agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Tenant agrees to execute any amendment to this Lease required by a mortgagee of the Building, which amendment does not materially adversely affect Tenant's rights or obligation hereunder.

        24. CAPTIONS. The captions of the paragraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

        25. MECHANIC'S LIEN. Tenant shall, within ten (10) days after notice from Landlord, discharge any mechanic's lien for materials or labor claimed to have been furnished to the Demised Premises on Tenant's behalf (except for work contracted for by Landlord) and shall indemnify and hold harmless Landlord from any loss incurred in connection therewith.

        26. LANDLORD'S RIGHT TO CURE. Landlord may (but shall not be obligated), on five (5) days notice to Tenant (except that no notice need be given in case of emergency) cure on behalf of Tenant any default hereunder by Tenant, and the cost of such cure (including any attorney's fees incurred) shall be deemed additional rent payable upon demand.

        27. PUBLIC LIABILITY INSURANCE. Tenant shall at all times during the term hereof maintain in full force and effect with respect to the Demised Premises and Tenant's use thereof, comprehensive public liability insurance, naming Landlord as an additional insured, covering injury to person in amounts at least equal to Five Hundred Thousand ($500,000) Dollars combined single limit bodily injury and property. Tenant shall lodge with Landlord duplicate originals or certificates of such insurance at or prior to the commencement date of the term hereof, together with evidence of paid-up premiums, and shall lodge with Landlord renewals thereof at least fifteen (15) days prior to expiration.

        28. ESTOPPEL STATEMENT. Tenant shall from time to time, within ten (10) days after request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments or modifications), the dates to which rent and other charges have been paid, and whether or not, to the best of Tenant's knowledge, Landlord is in default or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified).

        29. TERMINATION OPTION. Tenant will have the option to terminate this Lease any time after January 31, 1997 by giving Landlord six months written notice and paying all unamortized tenant improvements and leasing commissions from the time of termination. The total amount spent on tenant improvements and leasing commissions is equal $25,000.00 and will be amortized for the term of this Lease and at an interest rate of 10%.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused this Lease to be executed by their duly authorized representatives the day and year first above written.

                                   LANDLORD: LEE PARK INVESTORS, L.P.

                                   BY: /s/
                                      -----------------------------------------

                                   DATE: July 2, 1996
                                        ---------------------------------------


                                   TENANT: CRW FINANCIAL

                                   BY: /s/ Jonathan P. Robinson
                                      -----------------------------------------

                                   DATE: June 26, 1996
                                        ----------------------------------------

                                  SCHEDULE "A"
                                   RENT RIDER

                  PERIOD                     MONTHLY          ANNUALLY
                  ------                     -------          -------
        July 1, 1996 - June 30, 1997        $4,555.71       $54,668.50
        July 1, 1997 - June 30, 1998        $4,737.94       $56,855.24
        July 1, 1998 - June 30, 1999        $4,927.45       $59,129.45
        July 1, 1999 - June 30, 2000        $5,124.55       $61,494.63
        July 1, 2000 - June 30, 2001        $5,329.53       $63,954.41

                                  EXHIBIT "C"

                         BUILDING RULES AND REGULATIONS

        1. The sidewalks, entryways, passages, corridors, stairways and elevators shall not be obstructed by any of the tenants, their employees or agents, or used by them for purposes other than ingress or egress to and from their respective suites. All safes or other heavy articles shall be carried up or into the leased premises only at such times and in such manner as shall be prescribed by the Landlord and the Landlord shall in all cases have the right to specify a maximum weight and proper position or location of any such safe or other heavy article. Any damage done to the Building by taking in or removing any safe or from overloading any floor in any way shall be paid by the Tenant. The cost of repairing or restoring any part of the Building which shall be defaced or injured by a tenant, its agents or employees, shall be paid for by the Tenant.

        2. Each Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the leased premises for the tenant to Landlord for Landlord's approval and supervision before permanence of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

        3. No, sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall first be designated by Landlord; there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building except as specified in a tenant's lease. Signs on or adjacent to doors shall be in color, size and style approved by Landlord, the cost to be paid by the tenants. A directory in a conspicuous place, with the names of tenants, will be provided by Landlord; any necessary revision in this will be made by Landlord within a reasonable time after notice from the tenant of an error or of a change making revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord.

        4. No tenant shall do or permit anything to be done in its leased premises, or bring to keep anything therein, which will in any way increase the rate of fire insurance on the Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire prevention and safety, or with any regulations of the fire department, or with any rules or ordinances of any Board of Health or other governing bodies having jurisdiction over the Building.

        5. The janitor of the Building may at all times keep a pass-key, and he and other agents of the Landlord shall at all times, be allowed admittance to the leased premises for purposes permitted in Tenant's lease.

        6. No additional locks shall be placed upon any doors without the written consent of the Landlord. All necessary keys shall be furnished by the Landlord, and the same shall be surrendered upon the termination of this Lease, and the Tenant shall then give the Landlord or his agents explanation of the combination of all locks upon the doors of vaults.

        7. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or abuse by a tenant or its agents, employees or invitees, shall be borne by the Tenant.

        8. No person shall disturb the occupants of the Building by the use of any musical instruments, the making or transmittal of noises which are audible outside the leased premises, or any unreasonable use. No dogs or other animals or pets of any kind will be allowed in the Building.

        9. No bicycles or similar vehicles will be allowed in the building.

        10. Nothing shall be thrown out the windows of the building or down the stairways or other passages.

        11. Tenants shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials.

        12. If any tenant desires telegraphic, telephonic or other electric connections, Landlord or its agents will direct the electricians as to what and how the wires may be introduced, and without such directions no boring or cutting for wires will be permitted.

        13. If a tenant desires shades, they must be of such shape, color, materials and make as shall be prescribed by Landlord. No outside awning shall be permitted.

        14. No portion of the Building shall be used for the purposes of lodging rooms or for any immoral or unlawful purposes.

        15. No tenant shall store anything outside the building or in any common areas in the building.

                          ADDENDUM TO LEASE AGREEMENT

This Addendum dated ____________________ to be made part of a certain Lease dated July 1, 1996 between Lee Park Investors, L.P. (henceforth called "Landlord") and CRW Financial (henceforth called "Tenant") for Office space in the Lee Park Building as more particularly described below;

        Notwithstanding anything contained in the Lease Agreement to the contrary, it is agreed and understood that CRW Financial shall have an additional right to terminate the lease at any time prior to August 31, 1996 with written notice to Landlord of their intent to do so. In the event CRW Financial exercise their additional right to terminate, the costs associated with the lease in the amount of $25,000.00 will be reimbursed to the Landlord within 30 days of the time of lease termination notification.

AGREED AND ACCEPTED
/s/                                        /s/
--------------------------------           ------------------------------------
Lee Park Investors, L.P.                   CRW Financial

Date: July 2, 1996                         Date: June 26, 1996